EXHIBIT 10.3

CONSENT TO MODIFICATION OF OPTION SCHEMES

We, being Option Holders holding Options under the Spark Networks plc 2000 Unapproved Executive Share Option Scheme (the “2000 Option Scheme”) to acquire at least 75% of the Shares which would be issued or transferred if all Options granted and subsisting under the 2000 Option Scheme were exercised (“Option Holders”, “Options” and “Shares” all having the meanings set out in the 2000 Option Scheme)

and

We, being Option Holders holding Options under the Spark Networks plc 2004 Share Option Scheme (the “2004 Option Scheme”) to acquire at least 75% of the Shares which would be issued or transferred if all Options granted and subsisting under the 2004 Option Scheme were exercised (“Option Holders”, “Options” and “Shares” all having the meanings set out in the 2004 Option Scheme)

CONSENT TO THE FOLLOWING MODIFICATIONS OF THE RULES OF THE 2000 OPTION SCHEME AND THE RULES OF THE 2004 OPTION SCHEME:

1.	Upon the Scheme of Arrangement under section 425 of the UK Companies Act 1985 (as amended) set out in the Scheme Document filed with the Securities and Exchange Commission on 25 April 2007 on the SEC website at www.sec.gov or on the website of Spark Networks plc at www.spark.net (the “Scheme”) taking effect, all outstanding Options under the 2000 Option Scheme and the 2004 Option Scheme shall be assumed by Spark Networks, Inc. and continue on the same terms and conditions except that:

a)	Options to acquire ordinary shares of £0.01 in the capital of Spark Networks plc shall have effect as if they were Options to acquire Spark Networks Inc. Common Shares;

b)	All references throughout each Option Scheme to “the Company”, “the Directors”, “the Shares”, “the Auditors” shall be, respectively, references to

Spark Networks, Inc., the board of directors of Spark Networks, Inc. or a duly appointed committee of the directors of Spark Networks, Inc., Spark Networks, Inc. Common Shares and the auditors of Spark Networks, Inc.;

c)	in Clause 10 of each Option Scheme, references to an “Issue or Reorganisation” shall be to any issue or reorganisation as defined in Clause 1.1 of each Option Scheme save that references to “the Company” shall be references to Spark Networks, Inc.;

d)	to the extent necessary or advisable in the sole discretion of the Directors (as defined in the Rules of each Option Scheme) references in the Rules of each Option Scheme to any UK statute or other legislation shall refer to the most applicable laws of the State of Delaware or the United States as applied to each Option Scheme and Option Certificate.

2.	For the avoidance of doubt, (a) the provisions of Clause 7.3 of each Option Scheme shall not accelerate the vesting of Options, and no Option shall vest at any earlier date than it would have vested had the Scheme not taken effect, and (b) Options that remain unexercised at the expiration of six months after the Scheme takes effect shall not lapse as a result of the Scheme taking effect, but continue to remain in existence.

SIGNED

by those Option Holders who have signed, dated and returned to the Company Consent Forms in the terms recorded on the CD-Rom accompanying this Consent, and whose names and signatures are recorded on such CD-Rom, such Consent Forms having been signed by:

1.	such number of Option Holders as hold Options under the 2000 Option Scheme to acquire at least 75% of the ordinary shares of £0.01 in the capital of Spark Networks plc which would be issued or transferred if all Options granted and subsisting under the 2000 Option Scheme were exercised (“Option Holders”, “Options” and “Shares” all having the meanings set out in the 2000 Option Scheme); and

2.	such number of Option Holders as hold Options under the 2004 Option Scheme to acquire at least 75% of the ordinary shares of £0.01 in the capital of Spark Networks plc which would be issued or transferred if all Options granted and subsisting under the 2004 Option Scheme were exercised (“Option Holders”, “Options” and “Shares” all having the meanings set out in the 2004 Option Scheme).

COUNTER-SIGNED

as a record of the name and signatures of such Option Holders by

(signature)	/s/ Joshua A. Kreinberg.
Name	Joshua A. Kreinberg

The secretary of Spark Networks plc

Dated: June 13, 2007.